QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.8

State of Delaware
Secretary of State
Division of Corporations
Delivered ,36:30 PM 11,_b .2L;03
FILED . 6:20 PM 11/10/2003
SRV 030721381—3419549 FILE

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
of
AI METRIX, INC.

(filed pursuant to Section 242 and
245 of the Delaware General Corporation Law)

        The undersigned officer of Ai Metrix, Inc., a corporation organized and existing under and pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), for the purposes herein stated, does hereby certify:

        1.     The name of the Corporation is Ai Metrix, Inc. The name under which the Corporation was originally incorporated was Ai Metrix, Inc.

        2.     The date of the filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was August 24, 2001. The date of filing of the Amended and Restated Certificate of Incorporation (the "First Amended and Restated Certificate of Incorporation") was August 28, 2001.

        3.     The provisions of the First Amended and Restated Certificate of Incorporation as herein amended and restated are hereby restated and integrated into the single instrument which is hereinafter set forth, such instrument entitled "Second Amended and Restated Certificate of Incorporation of Ai Metrix, Inc."

        4.     This Second Amended and Restated Certificate of Incorporation of Ai Metrix, Inc. as herein certified has been duly adopted by the written consent of a majority of the stockholders in lieu of a meeting in accordance with the provisions of Section 228, 242, and 245 of the General Corporation Law of the State of Delaware, which written consent authorized, inter alia, (a) a 1000:1 reverse stock split of the Common Stock of the Corporation, (b) an adjustment in the par value per share of the Common Stock of the Corporation to $0.001 per share, after giving effect to such reverse stock split and (c) the elimination of all matters set forth in the Amended and Restated Certificate of Incorporation with respect to the Series A Preferred Stock of the Corporation ("Series A Preferred Stock") and Series B Preferred Stock of the Corporation ("Series B Preferred Stock"), following the automatic conversion, immediately prior to the filing of this Second Amended and Restated Certificate of Incorporation of Ai Metrix, of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock to Common Stock of the Corporation, pursuant to the terms of the First Amended and Restated Certificate of Incorporation.

        5.     No fractional shares of Common Stock shall remain outstanding as a result of the 1000:1 reverse stock split. All resulting fractions will be rounded down to the nearest whole share. The Corporation shall pay cash to each holder of any fractional share in an amount equal to such fractional amount multiplied by the fair market value of one share of Common Stock as determined by the Board of Directors of the Corporation as of the date of the filing of this certificate.

        6.     The text of the Amended and Restated Certificate co oration is hereby amended and restated to read as herein set forth in full:

SECOND AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION OF AI METRIX, INC.

 ARTICLE I

NAME

        The name of the corporation (the "Corporation" is Ai Metrix, Inc.,

ARTICLE II

ADDRESS; REGISTERED OFFICE AND AGENT

        The address of the Corporation's registered office is 615 South DuPont Highway, County of Kent, State of Delaware 19901; and its registered agent at such address is National Corporate Research, Ltd.

ARTICLE III

PURPOSES

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV

CLASSES OF STOCK

        A.    Designation and Number of Shares.    The total number of shares of capital stock that the Corporation shall have authority to issue is 33,507,303, of which (a) 17,323,900 shall be shares of common stock, par value S0.001 per share (the "Common Stock"), (b) 14,183,403 shares shall be designated Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Preferred Stock") and (c) 2,000,000 shall be undesignated shares of preferred stock, par value S.001 per share ("Undesignated Preferred Stock," and collectively with the Series C Preferred Stock, the "Preferred Stock"). The Corporation shall not issue fractional shares of Common Stock. In the event of any reclassification or reverse or forward stock split of any Common Stock or any class or series of Preferred Stock, all fractions of shares resulting therefrom will be rounded down to the nearest whole share, and the Corporation shall pay cash to each holder of a fractional share in an amount equal to such fractional amount multiplied by the fair market value of one share of Common Stock or class or series of Preferred Stock, as applicable, as determined by the Board of Directors of the Corporation as of the record date of such reclassification or reverse or forward stock split.

        B.    Series C Preferred Stock.    The powers, rights, preferences, privileges and restrictions granted to and imposed on the Series C Preferred Stock are as set forth below in this subsection B of Article IV:

        1.    Rank.    The Series C Preferred Stock shall, with respect to the payment of (i) the Liquidation Payment in the event of a Liquidation, (ii) the Series C Sale Payment in the event of a Sale Transaction, and (iii) dividends, rank senior to (x) all classes of common stock of the Corporation (including, without limitation, the Common Stock) and (y) each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Series C Preferred Stock (clauses (x) and (y), together, the "Junior Stock").

        2.    Dividends.    The holders of shares of Series C Preferred Stock shall not be entitled to receive any dividends except in accordance with this subsection 2 of this Section B of Article IV. If the Corporation declares and pays any dividends on the Common Stock, then, in that event, the holders of shares of Series C Preferred Stock shall be entitled to share in such dividends on a pro rata basis, as if their shares had been converted into shares of Common Stock pursuant to subsection 7(a) below immediately prior to the record date for determining the stockholders of the Corporation eligible to receive such dividends.

        3.    Liquidation and Sale Transaction.

          (a)    Liquidation.    Upon the occurrence of a Liquidation, the holders of shares of Series C Preferred Stock shall be paid in cash for each share of Series C Preferred Stock held thereby, out of, but only- to the extent of, the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution is made with respect to any Junior Stock, an amount equal to the greater of (i) the sum of (x) the product obtained by multiplying (A) five, and (B) $0.14101 (such $0.14101, as adjusted for stock splits, stock dividends, combinations or other recapitalizations of the Series C Preferred Stock, the "Series C Liquidation Preference") plus (y) all unpaid dividends that have accrued with respect to such share of Series C Preferred Stock pursuant to subsection 2 above (such sum, the "Series C Liquidation Amount") or (ii) the aggregate amount payable in such Liquidation with respect to the number of shares of Common Stock into which such share of Series C Preferred Stock is convertible immediate-- prior to such Liquidation the greater of clause (i) or clause (ii), the "Series C Liquidation Payment"). If the assets of the Corporation available for distribution to the holders of shares of Series C Preferred Stock shall be insufficient to permit payment in full to such holders of the aggregate Series C Liquidation Payment, then all of the assets available for distribution to holders of shares of Series C Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full. The Series C Liquidation Payment shall be paid in cash on the date fixed for such Liquidation.

          (b)    Sale Transaction.    Upon the consummation of a Sale Transaction, each holder of shares of Series C Preferred Stock shall be paid, before any payment or distribution is made with respect to any Junior Stock, an aggregate amount equal to the greater of (i) the product obtained by multiplying (x) the Series C Liquidation Amount by (y) the number of shares of Series C Preferred Stock held by such holder; or (ii) the aggregate amount of consideration that would be payable in such Sale Transaction to such holder had such holder converted its shares of Series C Preferred Stock pursuant to subsection 7 below immediately prior to the consummation of such Sale Transaction (the greater of clause (i) or clause (ii), the "Series C Sale Payment"). If the assets of the Corporation available for distribution to the holders of shares of Series C Preferred Stock shall be insufficient to permit payment in full to such holders of the aggregate Series C Sale Payment, then all of the assets available for distribution to holders of shares of Series C Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full. The Series C Sale Payment shall be paid on the closing date of the Sale Transaction. At the option of the holders of a majority of the Series C Preferred Stock, the Series C Sale Payment shall be made to all holders of Series C Preferred Stock either (A) in cash, or (B) in any form of consideration to be received by the holders of Junior Stock on the closing date of such Sale Transaction.

          (c)    No Additional Payment.    After the holders of all shares of Series C Preferred Stock shall have been paid in full the amounts to which they are entitled in subsection 3(a) or subsection 3(b), as the case may be, the holders of shares of Series C Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation and the remaining assets of the Corporation shall be distributed to the holders of Junior Stock.

          (d)    Notice.    Written notice of a Liquidation or Sale Transaction stating a payment or payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein to the holders of record of shares of Series C Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

        4.    Redemption.    The shares of Series C Preferred Stock shall not be redeemed or subject to redemption, whether at the option of the Corporation or any holder thereof, or otherwise.

        5.    Voting Rights; Election of Directors.

          (a)   In addition to the voting rights to which the holders of shares of Preferred Stock are entitled under or granted by Delaware law, the holders of shares of Series C Preferred Stock shall be entitled to vote, in person or by proxy, at a special or annual meeting of stockholders or in any written consent in lieu of meeting, on all matters entitled to be voted on by holders of shares of Common Stock voting together as a single class with the Common Stock (and with other shares entitled to vote thereon, if any). With respect to any such vote, each share of Series C Preferred Stock shall entitle the holder thereof to cast that number of votes as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series C Preferred Stock into shares of Common Stock pursuant to subsection 7 below on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

          (b)   For so long as General Atlantic Partners 74, L.P. ("GAP LP"), GAP Coinvestment Partners II, L.P. ("GAP Coinvestment"), GapStar, LLC ("GapStar"), GAPCO Coinvestment GmbH & Co. KG ("GmbH Coinvestment") (GAP LP, GAP Coinvestment, GapStar and GmbH Coinvestment collectively, the "GAP Investors") and/or any Affiliates of the GAP Investors in the aggregate own at least 10`)/0 of the outstanding shares of Series C Preferred Stock, the GAP Investors as a group, acting through GAP LLC or its written designee, shall be entitled to elect any two individuals as directors of the Corporation at any meeting of the stockholders of the Corporation (such individuals from time to time, the "GAP Directors") and shall further be entitled to elect any individual as a director at any time to fill any vacancy created by reason of the incapacity, death, removal or resignation of either of the GAP Directors (or arty other individual elected to fill any such vacancy).

          (c)   For so long as Spectrum Equity Investors II, L.P., a Delaware limited partnership ("Spectrum"), SEA 1998 II, L.P., a Delaware limited partnership ("SEA") (Spectrum and SEA collectively, the "Spectrum Investors") and/or any Affiliates of the Spectrum Investors in the aggregate own at least 10% of the outstanding shares of Series C Preferred Stock, the Spectrum Investors shall be entitled to elect any one individual as a director of the Corporation at any meeting of the stockholders of the Corporation (such 'individual from time to time, the "Spectrum Director") and shall further be entitled to elect any individual as a director at any time to fill any vacancy created by reason of the incapacity, death, removal or resignation of such Spectrum Director (or any other individual elected to fill any such vacancy).

          (d)   The Series C Preferred Stock shall vote together as a single class with the Common Stock (and all other classes and series of stock of the Corporation entitled to vote thereon, if any) with respect to the election of all of the directors of the Corporation, other than the GAP Directors (in the case where the condition set forth in subsection 5(h) is satisfied) and the Spectrum Director (in the case where the condition set forth in subsection 5(c) is satisfied).

        6.    Protective Provisions.    Notwithstanding anything to the contrary set forth in the Second Amended and Restated Certificate of Incorporation or the By-laws of the Corporation or otherwise, neither the stockholders nor the Board of Directors shall approve, consent to or ratify any of the following actions without the prior written consent of holders of a majority of the outstanding shares of Series C Preferred Stock:

          (a)   (i) the issuance of any Capital Stock of the Corporation or any Common Stock Equivalents (other than shares of restricted stock or options to purchase shares of Common Stock in each case granted under the Stock Option Plan and shares of Common Stock issuable pursuant to the exercise of such options), including, without limitation, any Capital Stock of the Corporation ranking senior to or pari passu with the Series C Preferred Stock or (ii) the redemption of any Capital Stock of the Corporation or any Common Stock Equivalents;

          (b)   any amendment to or restatement of the terms of the Second Amended and Restated Certificate of Incorporation or the By-laws of the Corporation;

          (c)   any declaration, distribution or payment of any dividend or other distribution on any shares of Capital Stock of the Corporation (other than dividends payable to the holders of shares of Series C Preferred Stock);

          (d)   any Sale Transaction or the sale, lease or other disposition of assets outside the ordinary course of business;

          (e)   the taking of any action that results in any Liquidation;

          (f)    any capital expenditures in excess of $500,000 annually arid any expenditure in excess of $500,000 not included in the annual operating budget of the Corporation;

          (g)   the Corporation's issuance or becoming liable for any long-term indebtedness in excess of $1,000,000 in the aggregate;

          (h)   any change in material accounting methods or policies of the Corporation;

          (i)    any change in the size of the Board of Directors of the Corporation; and

          (j)    any changes to the items requiring approval under this subsection 6.

        7.    Conversion.

          (a)    Optional Conversion.

            (i)    In General.    Any holder of Series C Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms of this subsection 7, any or all of such holder's shares of Series C Preferred Stock equal to the product of the number of shares of Series C Preferred Stock being so converted multiplied by the quotient of (x) the Series C Liquidation Preference divided by (y) the conversion price of $0.14101 per share, subject to adjustment as provided in subsection 7(d) below (such price in clause (y) the "Series C Conversion Price").

            (ii)    Mechanics.    Any conversion pursuant to clause (i) of this subsection 7(a) shall be exercised by the surrender of certificate(s) representing the shares of Series C Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of shares of Series C Preferred Stock), accompanied by written notice that the holder elects to convert such shares of Series C Preferred Stock, and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to subsection 7(j) below. All certificates representing shares of Series C Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it. As promptly as practicable after the surrender of any shares of Series C Preferred Stock, the Corporation shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s)

    representing the number of fully paid and nonassessable shares of Common Stock into which such shares are entitled to be converted and, to the extent funds are legally available therefor, an amount equal to all accrued and unpaid dividends, if any, payable with respect to such shares in accordance with subsection 2 above. At the time of the surrender of such certificate(s), the Person in whose name any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Common Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Common Stock shall not then be actually delivered to such Person.

          (b)   Automatic Conversion. Each outstanding share of Series C Preferred Stock shall be automatically converted, with no further action required to be taken by the Corporation or the holder thereof, into the number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Series C Liquidation Preference divided by (ii) the Series C Conversion Price then in effect (after giving effect to any adjustments pursuant to subsection 7(d)):

            (x)   with the written consent of holders of a majority of the outstanding shares of .Series C Preferred Stock; or

            (y)   immediately prior to the closing of the sale of Common Stock in a public offering registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the corporation), conducted through a nationally recognized underwriter, at a public offering price (prior to underwriter commissions and expenses) equal to or exceeding $0.70505 per share of Common Stock (appropriately adjusted for stock splits, reclassifications and the like) where the aggregate dollar amount of the offering (before deduction for underwriter commissions and expenses relating to the issuance) is not less than $20,000,000.

  Immediately upon conversion as provided herein, each holder of shares of Series C Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such holder's shares of Series C Preferred Stock, notwithstanding that the share register of the Corporation shall then be closed or that certificates representing the Common Stock shall not then actually be delivered to such holder. Upon the occurrence of an automatic conversion pursuant to this subsection 7(b), the outstanding shares of Series C Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and the holders of Series C Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent of the Series C Preferred Stock. 'Thereupon, the Corporation shall issue and deliver to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series C Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined in good faith by the Board of Directors as of the date of automatic conversion) any declared and unpaid dividends, if any, on the shares of Series C Preferred Stock being converted.

          (c)    Termination of Rights.    On the date of such optional conversion pursuant to subsection 7(a) above or of such automatic conversion pursuant to subsection 7(b) above, all rights with respect to the shares of Series C Preferred Stock so converted, including the rights, if any, to receive notices arid vote, shall terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock into which such shares of Series C

  Preferred Stock have been converted, (ii) the payment of dividends pursuant to subsection 2 above and (iii) exercise the rights to which they are entitled as holders of Common Stock.

          (d)    Antidilution Adjustments.    The Series C Conversion Price and the number and type of securities to be received upon conversion of shares of Series C Preferred Stock shall be subject to adjustment as follows:

            (i)    Dividend Subdivision, Combination or Reclassification of Common Stock.    In the event that the Corporation shall at any time or from time to time, prior to conversion of shares of the Series C Preferred Stock (w) pay a dividend or make a distribution on the outstanding shares of Common Stock payable in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this subsection 7(d)), then, and in each such case, the Series C Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series C Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection 7(d)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

            (ii)    Issuance of Common Stock or Common Stock Equivalent below Conversion Price.

              (A)    In General.    If the Corporation shall at any time or from time to time prior to conversion of shares of Series C Preferred Stock, issue or sell any shares of Common Stock or Common Stock Equivalents at a price per share of Common Stock (the "New Issue Price") that is less than the Series C Conversion Price in effect as of the record date or Issue Date (as defined in clause (B) below), as determined pursuant to clause (B) below (treating the price per share of Common Stock, in the case of)he issuance of any Common Stock Equivalent, as equal to the quotient of (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent divided by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than (A) issuances or sales for which an adjustment is made pursuant to another clause of this subsection 7 and (B) issuances in connection with an Excluded Transaction, then, and in each such case, the Series C Conversion Price then in effect shall be adjusted to equal the New Issue Price.

              (B)    Effective Time of Adjustments.    Adjustments pursuant to clause (ii)(A) of this subsection 7(d) shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective retroactively (x) in the case of an issuance to the stockholders of the Corporation, as such, to a date immediately' following the close of business the record date for the determination of stockholders entitled to receive such shares of Common Stock or Common Stock Equivalents and (y) in all other cases, on the date (the "Issue Date") of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this subsection 7(d)(ii) shall only be made upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised.

              (C)    Consideration.    In case at arty time any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any shares of Common Stock or Common Stock Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Corporation in connection therewith, In case any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any Common Stock or Common Stock Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair market value of such consideration, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Corporation in connection therewith, as determined and agreed upon by (x) a majority of the Board of Directors, and (y) holders of a majority of the outstanding shares of Series C Preferred Stock; or, if such an agreement can not be reached, at the Corporation's expense by an appraiser chosen by a majority of the Board of Directors and reasonably acceptable to holders of a majority of the outstanding shares of Series C Preferred Stock.

              (D)    Expiration or Termination of Common Stock Equivalents.    If any Common Stock Equivalents (or any portions thereof) which shall have given rise to an adjustment pursuant to this subsection 7(d)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such Common Stock Equivalents there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Series C Conversion Price shall be readjusted (but to no greater extent than originally adjusted) in order to (x) eliminate from the computation any additional shares of Common Stock corresponding to such Common Stock Equivalents as shall have expired or terminated, (y) treat the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Common Stock Equivalents as having been issued for the consideration actually received and receivable therefor and (z) treat any of such Common Stock Equivalents which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

            (iii)    Certain Distributions.    In case the Corporation shall at any time or from time to time, prior to conversion of-shares of Series C Preferred Stock, distribute to all holders of shares of the Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or, another issuer, securities of the Corporation or another issuer or other assets (excluding cash dividends in which holders of shares of Series C Preferred Stock participate, in the manner provided in subsection 2, dividends payable in shares of Common Stock for which adjustment is made under another paragraph of this subsection 7(d) and any distribution in connection with an Excluded Transaction) or rights or warrants to subscribe for or purchase of any of the foregoing, then, and in each such case, the Series C Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Series C Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution less the then-fair market value

    (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one); and provided, however, that no adjustment pursuant to this paragraph (iii) of this subsection 7(d) shall be made with respect to any distribution of rights or warrants to subscribe for or purchase securities of the Corporation if the holder of shares of Series C Preferred Stock would otherwise be entitled to receive such rights or warrants upon conversion at any time of shares of Series C Preferred Stock into Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

            (iv)    Other Changes.    In case the Corporation at any time or from time to time, prior to the conversion of shares of Series C Preferred Stock, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of clauses (i), (ii) or (iii) of this subsection 7(d) or subsection 7(g) below (but not including any action described in any such Section) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Series C Conversion Price as a result of such action, then, and in each such case, the Series C Conversion Price shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of shares of Series C Preferred Stock.

            (v)    No Adjustment.    Notwithstanding anything herein to the contrary, with respect to any adjustment required under this subsection 7(d), such adjustment need not be made if the Corporation receives written notice from holders of a majority of the outstanding shares of Series C Preferred Stock.

          (e)    Abandonment.    If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Series C Conversion Price shall be required by reason of the taking of such record.

          (f)    Certificate as to Adjustments.    Upon any adjustment in the Series C Conversion Price, the Corporation shall within a reasonable period (not to exceed ten (10) days) following any of the foregoing transactions deliver to each registered holder of shares of Series C Preferred Stock, as the case may be, a certificate, signed by (i) the Chief Executive Officer of the Corporation and (ii) the Chief Financial Officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Series C Conversion Price, as the case may be, then in effect following such adjustment.

          (g)    Reorganization, Reclassification.    In case of any merger or consolidation of the Corporation (other than a Sale Transaction) or any capital reorganization, reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value) (each, a "Transaction"), the Corporation shall execute and deliver to each holder of shares of Series C Preferred Stock at least twenty (20) Business Days prior to effecting such Transaction a certificate, signed by (i) the Chief Executive Officer of the Corporation and (ii) the Chief Financial Officer of the Corporation, stating that the holder of each share of Series C Preferred Stock shall have the right to receive in such Transaction, in exchange for each share of Series C Preferred Stock, a security identical to (and not less favorable than) the Series C Preferred Stock held by such holder, and provision shall be made therefor in the agreement, if any, relating to such Transaction. Any certificate delivered pursuant to this subsection 7(g) shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The provisions of this subsection 7(g) and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

          (h)    Notices.    In case at any time or from time to time:

              (i)  the Corporation shall declare a dividend (or any other distribution) on its shares of Common Stock;

             (ii)  the Corporation shall authorize the granting to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights or warrants;

            (iii)  there shall be any Transaction; or

            (iv)  there shall occur the Initial Public Offering or a Sale Transaction;

  then the Corporation shall mail to each holder of shares of Series C Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such Transaction, Initial Public Offering or Sale Transaction is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such Transaction, Initial Public Offering or Sale Transaction. Notwithstanding the foregoing, in the case of any event to which subsection 7(g) above is applicable, the Corporation shall also deliver the certificate described in subsection 7(g) above to each holder of shares of Series C Preferred Stock at least ten (10) Business Days prior to effecting such reorganization or reclassification as aforesaid.

          (i)    Reservation of Common Stock.    The Corporation shall at all times reserve and keep available for issuance upon the conversion of shares of Series C Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series C Preferred Stock, and shall take all action to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of the Series C Preferred Stock; provided that (x) the holders of a majority of outstanding shares of Series C Preferred Stock vote their shares in favor of any such action that requires a vote of stockholders and (y) the GAP Director (if any) and Spectrum Director (if any) vote in favor of any such action that requires a vote of the Board of Directors.

          (j)    No Conversion Tax or Charge.    The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series C Preferred Stock shall be made without charge to the converting holder of shares of Series C Preferred Stock, for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

        8.    Certain Remedies.    Any registered holder of shares of Series (I: Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Second Amended and Restated Certificate of Incorporation and to receive specific performance of the terms and provisions of this Second Amended and Restated Certificate of Incorporation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled to at law or in equity.

        9.    Business Day.    If any payment shall be required by the terms of this Second Amended and Restated Certificate of Incorporation to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

        10.    Definitions.    As used in this section B of this Article IV, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 2b-2 of the General Rules and Regulations under the Exchange Act. In addition, the following shall be deemed to be Affiliates of GAP Coinvestment, GAP LP, GapStar and GmbH Coinvestment: (a) GAP LLC, the members of GAP LLC, GmbH Management, the shareholders of GmbH Management, the limited partners of each of GAP Coinvestment, GAP LP and GmbH Coinvestment, and the members of GapStar, (b) any Affiliate of GAP LLC, the members of GAP LLC, the limited partners of GAP Coinvestment or GmbH Coinvestment, or the members of GapStar; and (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members or former members of GAP LLC or consultants or key employees of General Atlantic Service Corporation, a Delaware corporation and an Affiliate of GAP LLC. In addition, (a) GAP LP, GAP Coinvestment, GapStar and GmbH Coinvestment shall be deemed to be Affiliates of one another and (b) Spectrum, SEA, Spectrum Equity Investors III, L.P., a Delaware limits partnership, SEI III Entrepreneurs' Fund, L.P., a Delaware limited partnership, and Spectrum III Investment Managers' Fund, L.P., a Delaware limited partnership, shall be deemed to be Affiliates of one another.

          "Board of Directors" means the Board of Directors of the Corporation.

          "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of Delaware are authorized or required by law or executive order to close.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock (including, without limitation, common stock and preferred stock) and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

          "Commission" means the United States Securities and Exchange Commission.

          "Common Stock Equivalent" shall mean any security or obligation which is, by its terms, convertible into or exchangeable for Capital Stock or another Common Stock Equivalent, and any option, warrant or other subscription or purchase right with respect to Capital Stock.

          "Current Market Price" per share shall mean, as of the date of determination, (a) the average of the daily Market Price under clause (a), (b) or (c) of the definition thereof of the Common Stock during the immediately preceding thirty (30) trading days ending on such date, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, then the Market Price under clause (d) of the definition thereof on such date.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Excluded Transaction" means (a) the issuance of up to an aggregate of 17,309,716 shares of restricted stock or options to purchase shares of Common Stock pursuant to the Stock Option Plan and (b) any issuance of Common Stock (i) upon the conversion of shares of Series C Preferred Stock, (ii) as a dividend on shares of Series C Preferred Stock or (iii) upon conversion or exercise of any Common Stock Equivalents.

          "GAP Coinvestment" shall have the meaning set forth in subsection 5(b)

          "GAP Directors" shall have the meaning set forth in subsection 5(b)

          "GAP Investors" shall have the meaning set forth in subsection 5(b)

          "GAP LLC" means General Atlantic Partners, LLC, a Delaware limited liability company, and the general partner of GAP LP and the managing member of GapStar, and any successor to such entity.

          "GAP LP" shall have the meaning set forth in subsection 5(b) hereof.

          "GapStar" shall have the meaning set forth in subsection 5(b) hereof.

          "GmbH Coinvestment" shall have the meaning set forth in subsection 5(b) hereof.

          "GmbH Management" means GAPCO Management GmbH, a German company with limited liability and the general partner of GmbH Coinvestment, and any successor to such entity.

          "Initial Public Offering" shall mean the first bona fide firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act.

          "Issue Date" shall have the meaning set forth in subsection 7(d)(ii) hereof.

          "Junior Stock" shall have the meaning set forth in subsection I hereof.

          "Liquidation" shall mean the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or the dissolution or winding up of the Corporation.

          "Market Price" shall mean, as of the date of determination, (a) if the Common Stock is listed on a national securities exchange, the closing price per share of Common Stock on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid arid asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not designated as a national market system security by the National Association of Securities Dealers, Inc., the average of the reported closing bid and asked prices of the Common Stock on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined and agreed upon by (x) a majority of the Board of Directors and (y) holders of a majority of the outstanding shares of Series C Preferred Stock, and if the Board of Directors and such holders shall fail to agree, at the Corporation's expense by an appraiser chosen by a majority of the Board of Directors and reasonably acceptable to holders of a majority of the outstanding shares of Series C Preferred Stock. Any determination of the Market Price by an appraiser shall be based on a valuation of the Corporation as an entirety without regard to any discount for minority interests or disparate voting rights among classes of Capital Stock.

          "New Issue Price" shall have the meaning set forth in subsection 7(d)(ii) hereof.

          "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

          "Sale Transaction" shall mean (a) (i) the merger or consolidation of the Corporation into or with one or more Persons, (ii) the merger or consolidation of one or more Persons into or w Oh the Corporation or (iii) a tender offer or other business combination if, in the case of (i), (ii) or (iii), the stockholders owning a majority of the Corporation prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person or (b) the voluntary sale, conveyance, exchange or transfer to another Person of all or substantially all of the assets of the Corporation.

          "SEA" shall have the meaning set forth in subsection 5(c) of clause B hereof

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and re a ions of the Commission promulgated thereunder.

          "Series C Conversion Price" shall have the meaning set forth in subsection 7(a) hereof.

          "Series C Liquidation Amount" shall have the meaning set forth in subsection 3(a) hereof.

          "Series C Liquidation Payment" shall have the meaning set of subsection 3(a).

          "Series C Sale Payment" shall have the meaning set forth in subsection 3(b).

          "Spectrum" shall have the meaning set forth in subsection 5(c) hereof.

          "Spectrum Director" shall have the meaning set forth in subsection 5(c)

          "Spectrum Investors" shall have the meaning set forth in subsection 5(c)

          "Stock Option Plan" means the Ai Metrix, Inc. 1998 Stock Plan, as amended through the date hereof, pursuant to which up to 3,126,291 shares of restricted stock and options to purchase shares of Common Stock are reserved and available for grant to officers, directors, employees and consultants of the Corporation.

          "Transaction" shall have the meaning set forth in subsection 7(g) hereof.

        C.    Undesignated Preferred Stock.    Subject to the terms of any series of Preferred Stock and any voting rights of the holders thereof, the shares of Undesignated Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Undesignated Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Undesignated Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Subject to the terms of any series of Preferred Stock and any voting rights of the holders thereof, each series of shares of Undesignated Preferred Stock may have such voting powers, full or limited, or may he without voting powers; may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (e) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or arty subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Undesignated Preferred Stock, Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of Undesignated Preferred Stock may be made dependent upon facts ascertainable outside of the resolution or resolutions providing for the issue of such Undesignated Preferred Stock adopted by the Board of Directors pursuant to the authority vested in it by this clause C of Article IV, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of Undesignated Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such Undesignated Preferred Stock. The term "facts" as used in the next preceding sentence shall have the meaning given to it in section 151(a) of the General Corporation Law. Shares of Undesignated Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of shares of Undesignated Preferred Stock.

ARTICLE V

COMMON STOCK

        A.    Voting Rights.    Subject to the provisions of any applicable law or of the By-laws of the Corporation, as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law, the terms of any series or class of Preferred Stock or the resolution or resolutions providing for the issue of any series or class of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the Corporation.

        B.    Dividends.    Except as otherwise provided by the terms of the any series or class of Preferred Stock or the resolution or resolutions providing for the issue of any series or class of preferred stock, the holders of shares of Common Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors.

        C.    Liquidation.    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of any and all shares of each series or class of Preferred Stock of the full amount to which they are entitled in accordance with the terms designated by the Board in respect of such series or class of Preferred Stock, the holders of shares of Common Stock shall be entitled to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

ARTICLE VI

ISSUANCE OF STOCK

        Subject to the provisions of this Amended and Restated Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

ARTICLE VII

LIMITATION OF LIABILITY; INDEMNIFICATION

        A.    Limitation of Liability.

        1.     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits.

        2.     Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification,

        B.    Indemnification.

        1.     To the extent not prohibited by law, the Corporation shall indemnify any person who is or v, as made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this clause B of Article VII.

        2.     The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary. for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses,

        3.     The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this clause B of Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Amended and Restated Certificate of Incorporation, the By-laws of the Corporation, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

        4.     The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this clause B of Article VII shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

        5.     The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this clause B of Article VII, the By-laws of the Corporation or under section 145 of the General Corporation Law or any other provision of law.

        6.     The provisions of this clause B of Article VII shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this clause B of Article VII is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be, and shall be, legally bound. No repeal or modification of this clause B of Article VII shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

        7.     The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this clause B of Article VII shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

        8.     Any director or officer of the Corporation serving in any capacity of (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly, or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

        9.     Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter aright pursuant to this clause B of Article VII may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding to the extent permitted by law, or on the basis of the applicable law- in effect at the time such indemnification of reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

ARTICLE VIII

ADOPTION, AMENDMENT AND/OR REPEAL OF BY-LAWS

        Subject to the terms of any series or class of Preferred Stock or the resolution or resolutions providing for the issue of any series or class of Preferred Stock, the Board of Directors may from time to time adopt, amend or repeal the By-laws of the Corporation; provided, however, that any By-laws adopted or amended by the Board of Directors may, subject to the terms of each series or class of Preferred Stock and the resolution or resolutions providing for the issue of any series or class of Preferred Stock, be amended or repealed, and any By-laws may be adopted, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the Corporation.

        IN WITNESS WHEREOF, I have hereunto set my hand to this Amended and Restated Certificate of Incorporation, on the 10th of November, 2003.

/s/ Phil Carrai
Name:	Phil Carrai
Title:	Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:45 PM 04/11/2005
FILED 02:45 PM 04/11/2005
SRV 050290656—3919549 FILE

CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
Al METRIX, INC.

Phil Carrai certifies that:

        1.     He is the duly elected Chief Executive Officer of Ai Metrix, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation").

        2.     The Corporation's original Certificate of Incorporation with the Secretary of State of Delaware was filed on August 24, 2001, in the name of Ai Metrix, Inc.

        3.     Upon the effectiveness of the filing of this Certificate of Amendment, the Series C Convertible Preferred Stock, par value $0.001 per share, of the Corporation shall be increased by 30,000 shares.

        4.     Upon the effectiveness of the filing of this Certificate of Amendment, the common stock, par value $0.001 per share, of the Corporation shall be increased by 30,000 shares.

        5.     The text of the Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

        Article FOUR, SECTION 1, of the Corporation's Second Amended and Restated Certificate of Incorporation is deleted in its entirety and the following is substituted therefor:

          ARTICLE IV (1). Designation and Number of Shares. The total number of shares of capital stock that the Corporation shall have authority to issue is 33,567,303, of which (a) 17,353,900 shall be shares of common stock, pare value $0.001 per share (the "Common Stock"), (b) 14,213,403 shares shall be designated Series C Convertible Preferred Stock, par value $0.001 per share (the "Series C Preferred Stock") and (c) 2,000,000 shall be undesignated shares of preferred stock, par value $.001 per share ("Undesignated Preferred Stock," and collectively with the Series C Preferred Stock, the Preferred Stock"). The Corporation shall not issue fractional shares of Common Stock. In the event of any reclassification or reverse or forward stock split of any Common Stock or any class or series of Preferred Stock, all fractions of shares resulting therefrom will be rounded down to the nearest whole share, and the Corporation shall pay cash to each holder of a fractional share in an amount equal to such fractional amount multiplied by the fair market value of one share of Common Stock or class or series of Preferred Stock, as applicable, as determined by the Board of Directors of the Corporation as of the record date of such reclassification or reverse or forward stock split.

*    *    *

        6.     This Amendment to the Second Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation in accordance with Section 242 of the Delaware General Corporation Law ("DGCL").

        7.     This Amendment to the Second Amended and Restated Certificate of Incorporation was duly adopted by written consent of the stockholders of the Corporation in accordance with the applicable provisions of Section 228, 242 and 245 of the DGCL and written notice of the adoption of this Second Amended and Restated Certificate of Incorporation will promptly be given as provided by Section 228 of the DGCL to every stockholder entitled to such notice.

[signature page follows]

        IN WITNESS WHEREOF, said Ai Metrix, Inc. has caused this First Amendment to its Second Amended and Restated Certificate of Incorporation to be signed by Phil Carrai, who is the Chief Executive Officer of Ai Metrix, Inc., this 31st day of March, 2005.

/s/ Phil Carrai Phil Carrai Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:28 FM 10/18/2006
FILED 11:58 AM 10/18/2006
SRV 060955083—3419549 FILE

CERTIFICATE OF MERGER
OF
SHADOW IV, INC.
(a Delaware corporation)
INTO
AI METRIX, INC.
(a Delaware corporation)

**********

The undersigned corporation

DOES HEREBY CERTIFY:

        FIRST:    That the name and state of incorporation of each of the constituent corporations that are a party to the merger are as follows:

Name	State of Incorporation
Shadow IV, Inc.	Delaware
Ai Metrix, Inc.	Delaware

        SECOND:    That an Agreement and Plan of Merger by and among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware General Corporation Law.

        THIRD:    That the name of the surviving corporation is Ai Metrix, Inc., a Delaware corporation.

        FOURTH:    That the Certificate of Incorporation of Ai Metrix, Inc., a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation, provided that from and after the effective time of the merger, the Certificate of Incorporation shall be amended and restated as set forth in Exhibit A hereto.

        FIFTH:    That the executed Agreement and Plan of Merger is on file at 5050 Murphy Canyon Road, Suite 200, San Diego, California 92123, the principal place of business of the surviving corporation.

        SIXTH:    That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

        SEVENTH:    That this Certificate of Merger shall be effective on the date that it is filed with the Delaware Secretary of State.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger this 17th day of October, 2006.

AI METRIX, INC.
By:	/s/ Phillip Carrai
Name:	Phillip Carrai
Title:	President and Chief Executive Officer

 EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AI METRIX, INC.

        1.     The name of the corporation is:

          Al Metrix, Inc.

        2.     The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

        3.     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4.     The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000), all of which shall be Common Stock, and the par value of each share shall be $.001.

        5.     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

        6.     Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

        8.     Limitation of Liability

          A.    No director of the corporation (or of any predecessor of the corporation) shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) wider Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits.

          B.    Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the corporation existing at the time of or prior to such repeal or modification.

        9.     Indemnification

          A.    To the extent not prohibited by law, the corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the corporation (or of any predecessor of the corporation), or, at the request of the corporation (or any predecessor of the corporation), is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibility for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of the corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the corporation or to an Other Entity at the request of the corporation to the extent the Board of Directors at any time specified that such persons are entitled to the benefits of this Section 9.

          B.    The corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the Delaware General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

          C.    The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 9 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the Bylaws of the corporation, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

          D.    The rights to indemnification and reimbursement or advancement of expenses provide by, or granted pursuant to, this Section 9 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

          E.    The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation (or of any predecessor of the corporation), or is or was serving at the request of the corporation (or any predecessor of the corporation) as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section 9, the Bylaws of the corporation or under Section 145 of the Delaware General Corporation Law or any other provision of law.

          F.     The provisions of this Section 9 shall be a contract between the corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 9 is in effect, and each director and officer who served in such capacity to any predecessor of the corporation at any time prior to this Certificate of incorporation, and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the corporation and each such director, officer, or other person intended to be, and shall be, legally bound. No repeal or modification of this Section 9 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          G.    The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 9 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the corporation. Neither the failure of the corporation

  (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses, shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

          H.    Any director or officer of the corporation serving or who has served in any capacity of (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is or was held, directly or indirectly, by the corporation or (b) any employee benefit plan of the corporation or any corporation referred to in clause (a) shall be deemed to be doing so, or have been doing so, at the request of the corporation or its predecessor.

          I.     Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section may elect to have the right to indemnification or reimbursement or advancement of expense; interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

QuickLinks

  Exhibit 3.8
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION of AI METRIX, INC.
ARTICLE I NAME
ARTICLE II ADDRESS; REGISTERED OFFICE AND AGENT
ARTICLE III PURPOSES
ARTICLE IV CLASSES OF STOCK
ARTICLE V COMMON STOCK
ARTICLE VI ISSUANCE OF STOCK
ARTICLE VII LIMITATION OF LIABILITY; INDEMNIFICATION
ARTICLE VIII ADOPTION, AMENDMENT AND/OR REPEAL OF BY-LAWS
CERTIFICATE OF AMENDMENT OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF Al METRIX, INC.
CERTIFICATE OF MERGER OF SHADOW IV, INC. (a Delaware corporation) INTO AI METRIX, INC. (a Delaware corporation)
EXHIBIT A
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF AI METRIX, INC.